EXHIBIT 10.2

WAIVER

February 9, 2018

ARC Group Worldwide, Inc.

as the Parent under

the Credit Agreement referred to below

Ladies and Gentlemen:

We refer to the Second Amended and Restated Credit Agreement (as amended, restated, amended and restated and otherwise modified from time to time, the “Credit Agreement”), dated as of September 29, 2016, among ARC Group Worldwide, Inc., a Utah corporation (the “Parent”), each of the Borrowers party thereto (collectively, the “Borrowers” and, each a “Borrower”), the Lenders from time to time party thereto and Citizens Bank, N.A., as Administrative Agent and Collateral Agent.  Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Credit Agreement.

The Parent and each of the Borrowers have notified the Administrative Agent and the Required Lenders that the Borrowers have been or will be in violation of Section 7.14(b) of the Credit Agreement from the period (the “Waiver Period”) commencing on December 22, 2017 and ending on February 28, 2018, and that each such violation of Section 7.14(b) of the Credit Agreement constituted or will constitute an Event of Default under the Credit Agreement (all such violations of Section 7.14(b) of the Credit Agreement during the Waiver Period are herein referred to as the “Specified Events of Default”).

Effective as of and from the date upon which the Parent, the Administrative Agent and the Required Lenders execute this waiver letter (this “Waiver”), the Administrative Agent and the Required Lenders waive the Specified Events of Default.

Nothing in this Waiver shall directly or indirectly: (i) create any obligation to forbear from taking any enforcement action other than with respect to the Specified Events of Default, (ii) constitute a consent to or waiver of any past, present or future default or Event of Default or other violation of any provisions of the Credit Agreement other than the Specified Events of Default, (iii) amend, modify or operate as a waiver of any provision of the Credit Agreement or any right, power, privilege or remedy of the Administrative Agent and/or Lenders thereunder or under applicable law or constitute an agreement to forbear or to restructure the loans and other obligations of Borrowers under the Credit Agreement except as specifically provided by this Waiver, or (iv) constitute a course of dealing or other basis for altering any rights or obligations of the Administrative Agent and/or the Lenders under the Credit Agreement, or any obligations of the Borrowers under the Credit Agreement.

Immediately upon the execution and acceptance of this Waiver, Parent and its successors, assigns, subsidiaries, affiliates, insurers, employees, attorneys, agents, representatives and other persons and/or entities connected therewith, hereby fully and forever compromises, settles, releases, acquits and discharges the Administrative Agent and the Lenders (collectively, the “Released Parties”) and each of the Released Parties’ present, former and future employees, successors, assigns, subsidiaries, affiliates, insurers, attorneys, agents, representatives and other persons and/or entities connected therewith (collectively, the “Releasees”) from any and all debts, claims, demands, liabilities, responsibilities, disputes, causes, damages, actions, causes of action (whether at law and/or in equity) and obligations of every nature whatsoever (whether liquidated or unliquidated, known or unknown, asserted or unasserted, foreseen or unforeseen, matured or unmatured, fixed or contingent) that each such Person has, had and/or may claim to have against any of the Releasees which arise from or relate to any actions which any of the Releasees have and/or may have taken or have and/or may have omitted to take prior to the date this Agreement was executed and, without limiting the foregoing, with respect to the Credit Agreement and/or any documents executed and/or delivered in connection with the foregoing.

This Waiver shall be governed by and construed in accordance with the laws of the State of New York.

This Waiver may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Waiver by facsimile transmission or other electronic means shall be effective as delivery of a manually executed counterpart hereof.

This Waiver shall be effective when executed and delivered by the Required Lenders and the Administrative Agent.

[Remainder of page blank]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed as of the date first above written.

CITIZENS BANK, N.A., as the Administrative Agent and as a Lender

By:__/s/ Kenneth Wales___________________

Name:  Kenneth Wales

Title:  Vice President

Acknowledged and agreed:

ARC GROUP WORLDWIDE, INC.,

as the Parent

By: /s/ Drew M. Kelley
Name:  Drew M. Kelley

Title:  Interim Chief Executive Officer